Exhibit 11


                      W.W. Grainger, Inc. and Subsidiaries
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

                                                 Six Months Ended June 30,
                                               1996                    1995
                                               ----                    ----

Average number of shares outstanding
 during the period                          50,960,103              50,783,718
Common equivalent shares:
 Shares issuable under outstanding
 options which are dilutive                  1,507,567               1,235,530
 Shares which could have been purchased
  based upon the average market value for
  the period                                 1,087,814                 813,114
                                         -------------            ------------
                                               419,753                 422,416

Dilutive effect of exercised options
 prior to being exercised                       19,706                  11,799
                                         -------------            ------------

                                               439,459                 434,215
                                         -------------            ------------

Weighted average number of common
 and common equivalent shares outstanding   51,399,562              51,217,933
                                         =============            ============

Net earnings                               $99,671,000             $86,353,000
                                         =============            ============

Net earnings per common and common
 equivalent share                          $      1.94             $      1.69
                                         =============            ============
Three months ended June 30:

Six months ended June 30, from above       $      1.94             $      1.69

Three months ended March 31,
 as previously reported                           0.98                    0.92
                                        --------------            ------------

Net earnings per common and common
 equivalent share for the three
 months ended June 30                      $      0.96             $      0.77
                                        ==============            ============

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